GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2016 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - May 2, 2016 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the first quarter ended March 31, 2016. Greenlight Re reported net income of $28.7 million for the first quarter of 2016, compared to a net loss of $24.0 million for the same period in 2015. The net income per share for the first quarter of 2016 was $0.77, compared to a net loss per share of $0.65 for the same period in 2015.

Fully diluted adjusted book value per share was $22.88 as of March 31, 2016, a 24.0% decrease from $30.09 per share as of March 31, 2015.

“We are pleased to report positive performance from both our underwriting and investment operations during the quarter,” said Bart Hedges, Chief Executive Officer of Greenlight Re. “We continue to be encouraged by our current underwriting portfolio as we grow our existing client relationships and selectively add new business in a competitive environment.”

Financial and operating highlights for Greenlight Re for the first quarter ended March 31, 2016 include:

•
Gross written premiums of $166.8 million, an increase from $129.7 million in the first quarter of 2015; net earned premiums were $138.1 million, an increase from $94.8 million reported in the prior-year period.

•	Underwriting income of $3.7 million, compared to underwriting income of $0.8 million in the first quarter of 2015.

•
Composite ratio for the three months ended March 31, 2016 of 93.8% compared to 95.0% for the prior year period. The combined ratio for the three months ended March 31, 2016 was 97.3% compared to 99.8% for the prior year period. The Company has revised the methodology for calculating its combined ratio. In prior periods the combined ratio included all general and administrative expenses. Effective January 1, 2016 the Company excludes corporate expenses that are not part of its underwriting activities. The Company has restated the prior period combined ratio accordingly.

•	Net investment income of $28.4 million, representing a gain of 2.5%, compared to a net investment loss of $24.8 million during the comparable period in 2015 when Greenlight Re reported a 1.8% loss.

“Our investment portfolio performed adequately during the quarter as our portfolio remained defensively positioned in an uncertain investment environment,” stated David Einhorn, Chairman of the Board of Directors. “We are pleased with the current growth and diversification of our underwriting portfolio.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter ended March 31, 2016 on Tuesday, May 3, 2016 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. First Quarter 2016 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. First Quarter 2016 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10084465

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre160503

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 3, 2016 until 9:00 a.m. Eastern time on May 10, 2016.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10084465. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:

Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2016 and December 31, 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2016	December 31, 2015
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$73,879	$39,087
Equity securities, trading, at fair value	934,232	905,994
Other investments, at fair value	190,516	119,083
Total investments	1,198,627	1,064,164
Cash and cash equivalents	196,134	112,162
Restricted cash and cash equivalents	1,157,656	1,236,589
Financial contracts receivable, at fair value	13,286	13,215
Reinsurance balances receivable	246,862	187,940
Loss and loss adjustment expenses recoverable	3,548	3,368
Deferred acquisition costs, net	68,184	59,823
Unearned premiums ceded	2,805	3,251
Notes receivable	35,537	25,146
Other assets	7,189	6,864
Total assets	$2,929,828	$2,712,522
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$876,248	$882,906
Financial contracts payable, at fair value	9,106	28,245
Due to prime brokers	544,481	396,453
Loss and loss adjustment expense reserves	341,132	305,997
Unearned premium reserves	237,919	211,954
Reinsurance balances payable	19,704	18,326
Funds withheld	7,036	7,143
Other liabilities	12,146	12,725
Performance compensation payable to related party	3,081	—
Total liabilities	2,050,853	1,863,749
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,977,642 (2015: 30,772,572): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,895 (2015: 6,254,895))	3,723	3,703
Additional paid-in capital	497,141	496,401
Retained earnings	353,956	325,287
Shareholders’ equity attributable to shareholders	854,820	825,391
Non-controlling interest in joint venture	24,155	23,382
Total equity	878,975	848,773
Total liabilities and equity	$2,929,828	$2,712,522

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

For the three months ended March 31, 2016 and 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended March 31
	2016	2015
Revenues
Gross premiums written	$166,792	$129,682
Gross premiums ceded	(2,107)	(1,626)
Net premiums written	164,685	128,056
Change in net unearned premium reserves	(26,573)	(33,263)
Net premiums earned	138,112	94,793
Net investment income (loss)	28,435	(24,829)
Other income (expense), net	(271)	1,588
Total revenues	166,276	71,552
Expenses
Loss and loss adjustment expenses incurred, net	90,668	63,207
Acquisition costs, net	38,963	26,841
General and administrative expenses	6,999	6,160
Total expenses	136,630	96,208
Income (loss) before income tax	29,646	(24,656)
Income tax (expense) benefit	(204)	215
Net income (loss) including non-controlling interest	29,442	(24,441)
Loss (income) attributable to non-controlling interest in joint venture	(773)	394
Net income (loss)	$28,669	$(24,047)
Earnings (loss) per share
Basic	$0.77	$(0.65)
Diluted	$0.77	$(0.65)
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	37,107,039	37,173,008
Diluted	37,422,921	37,173,008

The following table provides the ratios for the three months ended March 31, 2016 and 2015:

	Three months ended March 31
		2016			2015
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	68.2%	31.8%	65.6%	69.4%	26.7%	66.7%
Acquisition cost ratio	28.5%	24.4%	28.2%	29.0%	18.9%	28.3%
Composite ratio	96.7%	56.2%	93.8%	98.4%	45.6%	95.0%
Underwriting expense ratio			3.5%			4.8%
Combined ratio			97.3%			99.8%